                                                                  EXHIBIT 10.30










                                LEASE AGREEMENT

                                    BETWEEN

                          PRIME FINANCIAL CORPORATION
                                  AS LANDLORD,

                                      AND

                          WESTERN COUNTRY CLUBS, INC.,
                             A COLORADO CORPORATION
                                   AS TENANT

                               TABLE OF CONTENTS

                                                                  PAGE
                                                                  ----
 1.     DEFINITIONS.............................................   1
          (a)     "The Tower"...................................   1
          (c)     "Base Rent"...................................   1
          (d)     "Basic Costs".................................   1
          (e)     "Broker"......................................   1
          (f)     "Building"....................................   1
          (g)     "Building Grade"..............................   1
          (h)     "Building Standard Improvements"..............   1
          (i)     "Commencement Date"...........................   1
          (j)     "Common Areas"................................   1
          (k)     "Land"........................................   1
          (l)     "Landlord"....................................   1
          (m)     "Landlord's Address"..........................   1
          (n)     "Lease".......................................   2
          (o)     "Lease Term"..................................   2
          (p)     "Parking Structure"...........................   2
          (q)     "Premises"....................................   2
          (r)     "Project".....................................   2
          (s)     "Project Rentable Area".......................   2
          (t)     "Real Estate Taxes"...........................   2
          (u)     "Rent"........................................   2
          (v)     "Rentable Area"...............................   2
          (w)     "Security Deposit"............................   2
          (x)     "Service Areas"...............................   2
          (y)     "Substantial Completion"......................   2
          (z)     "Surface Parking Areas".......................   2
          (aa)    "Tenant"......................................   2
          (bb)    "Tenant's Address"............................   2
          (cc)    "Tenant's Business"...........................   2
          (dd)    "Tenant's Trade Name".........................   2
          (ee)    "Usable Area".................................   2
          (ff)    "Utility Vault Areas".........................   3

 2.      LEASE GRANT............................................   3
 3.      LEASE TERM.............................................   3
 4.      USE....................................................   3
 5.      BASE RENT..............................................   3
 6.      BASE RENT ADJUSTMENT...................................   4
 7.      SERVICES TO BE FURNISHED BY LANDLORD...................   4
 8.      IMPROVEMENTS TO BE MADE TO THE PREMISES................   5
 9.      MAINTENANCE AND REPAIR OF PREMISES BY LANDLORD.........   5
10.      GRAPHICS...............................................   5
11.      CARE OF THE PREMISES BY TENANT.........................   6
12.      REPAIRS AND ALTERATIONS BY TENANT......................   6
13.      USE OF ELECTRICAL SERVICES BY TENANT...................   6
14.      LAWS AND REGULATIONS; AMERICANS WITH DISABILITIES ACT..   6
15.      PROJECT RULES..........................................   7
16.      ENTRY BY LANDLORD......................................   7
17.      ASSIGNMENT AND SUBLETTING..............................   7
18.      LIENS..................................................   8
19.      PROPERTY INSURANCE.....................................   8
20.      LIABILITY INSURANCE....................................   8
21.      INDEMNITY..............................................   8
22.      WAIVER OF SUBROGATION RIGHTS...........................   8
23.      CASUALTY DAMAGE........................................   9
24.      CONDEMNATION...........................................   9

                                                                  PAGE
                                                                  ----
25.      DAMAGES FROM CERTAIN CAUSES............................   10
26.      EVENTS OF DEFAULT/REMEDIES.............................   10
27.      PEACEFUL ENJOYMENT.....................................   11
28.      CERTAIN RIGHTS RESERVED TO THE LANDLORD................   11
29.      HOLDING OVER...........................................   11
30.      SUBORDINATION..........................................   12
31.      PARKING................................................   12
32.      LANDLORD'S LIEN........................................   13
33.      ATTORNEY'S FEES........................................   13
34.      NO IMPLIED WAIVER......................................   13
35.      PERSONAL LIABILITY.....................................   13
36.      SECURITY DEPOSIT.......................................   13
37.      SPRINKLERS.............................................   13
38.      WASTE MANAGEMENT.......................................   14
39.      WAIVER OF BENEFITS.....................................   14
40.      MISCELLANEOUS TAXES....................................   14
41.      NOTICE.................................................   14
42.      SEVERABILITY...........................................   15
43.      RECORDATION............................................   15
44.      GOVERNING LAW..........................................   15
45.      FORCE MAJEURE..........................................   15
46.      TIME OF PERFORMANCE....................................   15
47.      TRANSFERS BY LANDLORD..................................   15
48.      BROKERAGE COMMISSIONS..................................   15
49.      EFFECT OF DELIVERY OF THIS LEASE.......................   15
50.      BINDING EFFECT.........................................   15
51.      EXHIBITS...............................................   15
52.      INTEGRATED AGREEMENT...................................   16

                                LEASE AGREEMENT

        This Lease Agreement is made and entered into on this ______day of ____________, 1997, between PRIME FINANCIAL CORPORATION, an Oklahoma corporation ("Landlord"), and WESTERN COUNTRY CLUBS, INC., a Colorado corporation ("Tenant").

                                  WITNESSETH:

1.      DEFINITIONS

                (a) "The Tower" shall mean the certain twenty-two (22) story office building at 1601 Northwest Expressway, Oklahoma City, Oklahoma.

                (b) "Base Operating Cost" shall mean the Basic Costs per square foot of Project Rentable Area for calendar year 1997.

                (c) "Base Rent" shall mean the following sums per year, payable as provided in paragraph 5 during each indicated period of the Lease Term and adjusted as provided in paragraph 6:


                LEASE PERIOD                       ANNUAL BASE RENT

March 15, 1997 through August 31, 1998       $36,900.00 per year, payable in
                                             equal monthly installments of
                                             $3,075.00 (Base Rent for the
                                             last half of March, 1997 shall be
                                             $1,537.50)

From September 1, 1998 through
January 31, 2000                             $39,360.00 per year, payable in
                                             equal monthly installments of
                                             $3,280.00

From February 1, 2000 through                $41,820.00 per year, payable in
June 30, 2001                                equal monthly installments of
                                             $3,485.00


               (d) "Basic Costs" shall mean all direct and indirect costs and expenses in each calendar year of operating, maintaining, repairing, managing and owning the Project, including, without limitation, all Real Estate Taxes. Basic Costs shall not include the cost of capital improvements, depreciation, interest, principal payments on mortgages and other nonoperating debts of Landlord. Basic Costs shall, however, include, without limitation, the amortization of capital improvements which are primarily for the purpose of reducing Basic Costs, or which are required by governmental authorities.

                (e)     "Broker" shall mean Trammell Crow MW, Inc.

                (f) "Building" shall mean The Tower, which is the building in which the Premises are situated.

                (g) "Building Grade" shall mean the type, brand and/or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Project or the exclusive type, grade or quality of material to be used in the Project.

                (h) "Building Standard Improvements" shall mean those improvements listed on Exhibit "D" attached to this Lease.

                (i) "Commencement Date" shall mean March 15, 1997, or such later date as may be established by paragraph 3(c) of this Lease.

                (j) "Common Areas" shall mean those areas within the Project used for corridors, elevator foyers, elevator mechanical rooms, restrooms, other mechanical rooms, janitorial closets, electrical and telephone closets, vending areas, lobby areas (whether at ground level or otherwise), interior and exterior plaza areas (including improvements thereon), and other similar facilities provided for the common use and benefit of tenants generally and/or the public.

                (k) "Land" shall mean the tract of land described on Exhibit "A" attached hereto and made a part hereof.

                (l) "Landlord" shall mean Prime Financial Corporation, an Oklahoma corporation.

                (m) "Landlord's Address" shall mean Prime Financial Corporation, 16 South Pennsylvania, Oklahoma City, Oklahoma 73107.

        (n) "Lease" shall mean this Lease Agreement and all written amendments, modifications and supplements to this Lease Agreement.

        (o) "Lease Term" shall mean the period of time commencing with the Commencement Date and continuing to and including the last day of the thirty-sixth full calendar month after the Commencement Date.

        (p) "Parking Structure" shall mean that part of the improvements on the Land in which there are located covered parking spaces and related driveways and on which there are located a majority of the Project's so-called "Surface Parking Areas" and related driveways.

        (q) "Premises" shall mean the suite of offices within the Building which is highlighted on the floor plan attached to this Lease as Exhibit "C" and incorporated herein. The Premises are stipulated for all purposes to contain 2,460 square feet of Rentable Area.

        (r) "Project" shall mean the Land, The Tower, the Parking Structure and the Utility Vault Areas.

        (s) "Project Rentable Area" shall mean 292,544 square feet; provided that this figure may be revised if Landlord or Landlord's architect determines that it is inaccurate in any material degree.

        (t) "Real Estate Taxes" shall mean all assessments, license fees, commercial rental taxes, levies, charges and taxes imposed by any governmental authority on the Project or any part thereof and appurtenances thereto or any of them, which Landlord shall become obligated to pay because of or in connection with the operation, maintenance, repair, management, leasing and ownership of the Project or any part thereof.

        (u) "Rent" shall mean all sums of money payable by Tenant to Landlord under the terms of this Lease, including, without limitation, Base Rent, additions to Base Rent as provided in paragraph 6 of this Lease, and all other payments to Landlord under this Lease.

        (v) "Rentable Area" shall mean the Usable Area within the Premises multiplied by one hundred sixteen and 45/100ths percent (116.45%).

        (w)     "Security Deposit" - none required.

        (x) "Service Areas" shall mean those areas in the Project used for building stairs, elevator shafts, fire towers, utility vaults (including, without limitation, the Utility Vault Areas), flues, vents, stacks, pipe shafts, vertical ducts and their enclosing walls (but shall not include any such areas for the exclusive use of a particular tenant or tenants).

        (y) "Substantial Completion" (or "Substantially Completed") shall mean that Landlord's designated architect has determined that the Premises are ready for occupancy by the Tenant.

        (z) "Surface Parking Areas" shall mean all of the areas on the surface of the Land outside of the Parking Structure and on the second level of the Parking Structure on which parking facilities for the Project have been constructed and which are designated by Landlord for use as parking areas; provided, however, the term "Surface Parking Areas" shall not include any parking spaces outside of the Parking Structure or on the second level of the Parking Structure which Landlord may, in its discretion, mark "Reserved."

        (aa)    "Tenant" shall mean Western Country Clubs, Inc.

        (bb) "Tenant's Address" shall mean The Tower, Suite 1610, 1601 N.W. Expressway, Oklahoma City, Oklahoma 73118.

        (cc)    "Tenant's Business" shall mean general office use.

        (dd)    "Tenant's Trade Name" shall mean Western Country Clubs.

        (ee) "Usable Area" shall be determined in accordance with the American National Standard ANSI/BOMA Z65.1-1996, titled "Standard Method for Measuring Floor Area in Office Buildings" as published by the Building Owners and Managers Association International. The Premises are estimated to contain approximately 2,113 square feet of Usable Area; provided, however, this estimate of Usable Area within the Premises may be revised, at Landlord's election if Landlord's architect determines such estimate to be inaccurate in any material degree after examination of the final drawings of the Premises.



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

                (ff) "Utility Vault Areas" shall mean those certain underground areas in the Land which are being used for air intake and exhaust area, transformer vault, and mechanical rooms.

2.      LEASE GRANT.

                Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

3. LEASE TERM. The Lease Term shall begin on the Commencement Date and shall continue in force during the Lease Term, unless this Lease is sooner terminated or extended to a later date under any other term or provision hereof.

4.      USE.

                The Premises shall be used for Tenant's Business as described in paragraph 1(cc) and for no other purposes. The Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease, or which directly or indirectly is forbidden by public law, ordinance or governmental regulation or which may be dangerous to life, limb, or property, or which may invalidate or increase the premium cost of the policy of insurance carried on the Project or covering its operation, and Tenant will not suffer or permit the Premises or any part thereof to be used in any manner or allow anything to be brought into or kept therein which, in the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Project as a high quality office building complex, or which will impair or interfere with or tend to impair or interfere with any of the services performed by Landlord for the Project, or any part of the Project. Further, Tenant will not make or permit to be made any use of the Premises or any part thereof as a Bank (herein defined). For the purpose of this paragraph, the term "Bank" shall mean (i) the principal office of a national banking association chartered under federal law ("National Bank"), the principal office of a state banking corporation chartered under the Oklahoma Banking Code of 1965 (6 O.S. Section 101, et seq.) ("State Bank"), the principal office of a savings and loan association ("Savings and Loan Association"), or the principal office of a credit union ("Credit Union"), (ii) branch offices of a National Bank, State Bank, Savings and Loan Association or Credit Union which are providing savings and/or checking facilities, or (iii) a walk-up teller or automatic teller facility of a National Bank, State Bank, a Savings and Loan Association or a Credit Union. By its execution of this Lease, Tenant specifically consents to the enforcement of this provision by Landlord or any tenant of the Project which is a third-party beneficiary of this restriction, whether by specific performance, injunctive relief or in an action for damages, or all or any of said remedies.

5.      BASE RENT.

                (a) At all times during the Lease Term, Tenant shall pay to Landlord, without any prior demand or notice and without any deduction, offset or counterclaim whatsoever, the Base Rent and all other sums of money constituting Rent hereunder, and Tenant specifically agrees that its non-payment of any Rent due hereunder shall entitle the Landlord to exercise all rights and remedies as are herein provided. The annual Base Rent for each calendar year or portion thereof during the Lease Term, together with any estimated adjustment thereto pursuant to paragraph 6 hereof then in effect, shall be due and payable in advance, in twelve (12) equal installments on the first day of each calendar month during the initial term of this Lease and any extensions or renewals thereof, and Tenant hereby agrees to pay such Base Rent and any adjustments thereto to Landlord at Landlord's Address (or such other address as may be designated by Landlord in writing from time to time) monthly, in advance, and without demand. If the Lease Term commences on a day other than the first day of the month or terminates on a day other than the last day of a month, then the installments of Base Rent and any adjustments thereto for such month or months shall be prorated, based on the number of days in such month.

                (b) In addition to the foregoing Base Rent, Tenant agrees to pay Landlord all charges for any service, goods, or materials furnished by Landlord under this Lease within ten (10) days after Landlord delivers to Tenant a statement therefor.

                (c) If any monthly installment of Base Rent or other payment due hereunder is not paid on or before ten (10) days after said installment or other payment is due and payable hereunder, then, and in that event, Tenant agrees to pay a late payment charge equal to the amount determined by multiplying twenty percent (20%) per annum, by the amount of the unpaid installment or other payment due hereunder, as the case may be, by a fraction the numerator of which is the number of days which elapse after the due date through the date of payment in full (of such installment or other payment, as the case may be, together with the late payment charge) and the denominator of which is 365; provided, however, nothing contained in this Lease shall ever entitle Landlord, upon the arising of any contingency whatsoever, to receive or collect any late payment charge hereunder or pursuant to any other provision of this Lease including, but not limited to, paragraph 26 hereof determined, at a rate in excess of the highest lawful rate allowed by the laws of the State of Oklahoma on any money obligation hereunder and in no event shall Tenant by obligated to pay any late payment charge thereon determined at a rate in excess of such lawful rate.

6.      BASE RENT ADJUSTMENT.

                The Base Rent payable hereunder shall be adjusted upward from time to time in accordance with the following provisions:

                (a) Tenant's Base Rent is based, in part, upon annual Basic Costs per square foot of Project Rentable Area not exceeding the Base Operating Cost. Tenant shall during the term of this Lease pay as an adjustment to Base Rent hereunder an amount (per each square foot of Rentable Area within the Premises) equal to the excess ("Excess") from time to time of actual Basic Costs per square foot of Project Rentable Area over the Base Operating Cost. Landlord may collect such additional Base Rent in arrears on a yearly basis. Landlord shall also have the option to make a good faith estimate of the Excess for each upcoming calendar year and upon thirty (30) days' written notice to Tenant, Landlord may require the monthly payment of Base Rent adjusted in accordance with such estimate. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to paragraph 6(b) when actual Basic Costs are available for each calendar year.

                (b) By April 1 of each calendar year during the Lease Term and by April 1 of the year following the calendar year in which the Lease Term terminates, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of landlord's actual Basic Costs for the previous calendar year. If for any calendar year additional Base Rent collected for the prior year, as a result of Landlord's estimate of Basic Costs, is in excess of the additional Base Rent actually due during such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option, apply such amount against Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year.

                (c) Tenant at its own expense shall have the right once a year, at Tenant's own expense and upon not less than thirty (30) days' prior written notice to Landlord, to examine Landlord's books and records relating to Basic Costs, during normal business hours only, and at a time agreed upon by the Landlord and Tenant; or at Landlord's sole discretion, Landlord will provide an audit prepared by an independent certified public accountant.

                (d) Notwithstanding any language herein seemingly to the contrary, if the Project is not fully occupied during any calendar year of the Lease Term, Basic Costs and the Excess for purposes of paragraphs 6(a) and 6(b) of this Lease shall be determined as if the Project had been fully occupied during such year. For the purposes of this Lease, "fully occupied" shall mean occupancy of ninety-five percent (95%) of Project Rentable Area. Adjustments for any partial calendar year during the Lease Term shall be a prorated amount of the Base Rent adjustment which would have been applicable if the entire calendar year had been included in the Lease Term, prorated in accordance with the portion of the calendar year contained in the Lease Term in relation to the entire calendar year.

7.      SERVICES TO BE FURNISHED BY LANDLORD.

                Landlord agrees to furnish tenant the following services, if Tenant is not in default:

                (a) Domestic water at those points of supply provided for general use of other tenants in the Building, central heat and air-conditioning in season, at such temperatures and in such amounts as are considered by Landlord to be standard or as required by governmental authority; provided however, heating and air-conditioning service at times other than for Normal Business Hours (as defined in the Rules and Regulations attached to this Lease as Exhibit "B," incorporated herein) for the Project, shall be furnished only upon the written request of Tenant delivered to Landlord prior to 2:00 p.m. of the prior business day such usage is requested. (For purposes of any such request, the term "business day" shall mean Monday through Friday other than State or Federal holidays. A request for heating or air-conditioning service on a Sunday or at times other than Normal Business Hours on a Saturday must be delivered not later than 2:00 p.m. on the preceding business day, as defined above.) Tenant shall bear the entire cost of such additional service as such costs are determined by Landlord from time to time.

                (b) Routine maintenance and electric lighting service for all Common Areas and Service Areas of the Project in the manner and to the extent deemed by Landlord to be standard.

                (c) Janitorial service as contracted by Landlord, five (5) days per week, exclusive of normal business holidays; provided, however, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as Rent upon presentation of a statement therefor by Landlord.

        (d) Subject to the provisions of paragraph 13, facilities to provide all electrical current required by Tenant in its use and occupancy of the Premises.

        (e) All Building Grade fluorescent bulb replacement in the Premises necessary to maintain the lighting provided as a part of the Building Standard Improvements and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas.

        (f) Limited access to the Project during other than Normal Business Hours shall be provided in such form as Landlord deems appropriate. Landlord may require those tenants requesting access to the Project during other than Normal Business Hours to pay a fee for such access partially to reimburse Landlord for the cost of the system which limits after-hours access. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages done by unauthorized persons on the Premises and neither shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlord's efforts to maintain security in the Project and shall follow all regulations promulgated by Landlord with respect thereto.

        The failure by Landlord to any extent to furnish, or the interruption or termination of these defined services in whole or in part, shall not render Landlord liable in any respect nor be construed to fulfill any covenant or agreement hereof. If any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Tenant shall have no claim for offset or abatement of Rent or damages on account of an interruption in service occasioned thereby or resulting therefrom.

8.  IMPROVEMENTS TO BE MADE TO THE PREMISES.

        Tenant accepts the Premises in their "as is" condition and state of repair. Landlord is not obligated to make any installation and/or improvements to the Premises. All installations and improvements now or hereafter placed on the Premises other than or in excess of Building Standard Improvements shall be for Tenant's account and at Tenant's cost (and Tenant shall pay ad valorem taxes and increases in insurance thereon or attributable thereto), which cost shall be payable by Tenant to Landlord upon demand as Rent; provided, however, Landlord will provide to Tenant an allowance of $500.00 for costs incurred by Tenant in connection with or relating to Tenant's refurbishing of the Premises, provided that any alterations to or improvements of the Premises shall be made in accordance with applicable provisions of this Lease, including, but not limited to, paragraph 12 hereof. In order to draw on such allowance, Tenant shall deliver to Landlord at any time after the date hereof, but not later than May 31, 1997, a single signed request for disbursement which details to the reasonable satisfaction of Landlord the costs incurred and paid by Tenant, together with copies of supporting contracts, statements, invoices, releases and lien waivers, as reasonably requested by Landlord. Upon Landlord's receipt, review and approval of such draw request, Landlord will reimburse Tenant for up to $500.00 of payments made by Tenant on approved invoices. Tenant shall promptly pay all sums due for its refurbishment of the Premises which exceed the allowance.

        Tenant shall not permit its employees, officers, agents, representatives or contractors to smoke in common areas of the Building, and any smoking within the Premises must not result in any smoke, smell or other irritant affecting any other tenant of the 16th floor or any tenant of any other part of the Building. Upon Landlord's written notification that cigarette, cigar or pipe smoke originating in the Premises is creating an irritant for any other tenant of the Building, then within thirty (30) days after receipt of such Landlord notification, Tenant shall install a mechanical ventilation system which satisfactorily removes all smoke, odor, and other airborne irritants from the Premises and the Building. The design, installation and operation of the mechanical system must all be satisfactory to Landlord and shall be paid for by Tenant.

9.  MAINTENANCE AND REPAIR OF PREMISES BY LANDLORD.

        Except as otherwise expressly provided in this Lease, Landlord shall be required to make any repairs to the Premises or any other part of the Project.

10. GRAPHICS.

        Landlord shall provide and install, at Tenant's cost, all letters or numerals on doors in the Premises; all such letters and numerals shall be in the standard graphics for the Project and no others shall be used or permitted on the Premises or elsewhere in the Project, without Landlord's prior written consent.

11.  CARE OF THE PREMISES BY TENANT.

        Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises or any other part of the Project, and at the termination of this Lease agrees to deliver up the Premises to Landlord in as good condition as at the Commencement Date, ordinary wear and tear excepted.

12.  REPAIRS AND ALTERATIONS BY TENANT.

        Tenant covenants and agrees with Landlord, at Tenant's own cost and expense to repair or replace any damage done to the Project, or any part thereof, including, without limitation, the Premises, caused by Tenant or Tenant's agents, employees, invitees, or visitors, and such repairs shall restore the damaged property to the condition existing immediately prior to such damage, and shall be effected in compliance with all applicable laws. Such work shall be done on such conditions as Landlord may elect. Landlord may, in its sole discretion, perform such work and in such event Tenant agrees to pay the cost thereof to Landlord on demand as Rent. Tenant agrees with Landlord not to make or allow to be made any alterations to the Premises, install any vending machines on the Premises, or place signs anywhere in the Project, without first obtaining written consent of Landlord in each such instance, which consent may be given on such conditions as Landlord may elect, including Landlord's decision to perform any such work for Tenant's account and at Tenant's cost, which cost shall be payable by Tenant to Landlord upon demand as Rent. Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the Project employees or employees or contractors doing work or performing services by or on behalf of the Landlord. Any and all alterations to the Premises shall become the property of Landlord upon termination of this Lease (except for movable equipment or furniture owned by Tenant). Landlord may, nonetheless, require Tenant to remove any and all fixtures, equipment and other improvements installed on the Premises and thereafter to restore Premises. In the event that Landlord so elects, and Tenant fails to remove such improvements, Landlord may remove such improvements at Tenant's cost, and Tenant shall pay Landlord on demand as Rent the cost of restoring the Building Standard Improvements to the Premises.

13.  USE OF ELECTRICAL SERVICES BY TENANT.

        Tenant's use of electrical services furnished by Landlord shall be subject to the following:

        (a) Tenant's electrical equipment shall be restricted to that equipment which individually does not have a rated capacity greater than .5 kilowatt and/or require voltage other than 120/208 volts, single phase. Tenant's lighting shall not have a design load greater than an average of two
(2) watts per square foot and one (1) watt per square foot electrical power. Collectively, Tenant's equipment and lighting shall not have an electrical design load greater than an average of three (3) watts per square foot.

        (b) If Tenant's consumption of electrical services exceeds either the rated capacities and/or design loads as per paragraph 13(a), then Tenant shall remove such equipment and/or lighting to achieve compliance within ten
(10) days after receiving notice from Landlord. Alternatively, upon receiving Landlord's prior written approval, such equipment and/or lighting may remain in the Premises, subject to the following:

                (i) Tenant shall pay for all costs of installation and maintenance of submeters, wiring, air-conditioning and other items required by Landlord, in Landlord's discretion, to accommodate Tenant's excess design loads and capacities.

                (ii) Tenant shall pay to Landlord, upon demand, the cost of the excess demand and consumption of electrical service at rates determined by Landlord, which shall be in accordance with any applicable laws.

                (iii)   Landlord may, at its option, upon not less than thirty
                        (30) days' prior written notice to Tenant, discontinue the availability of such extraordinary utility service, providing such utility service is available directly to Tenant from the public utility. If Landlord gives any such notice, Tenant will contract directly with the public utility for the supplying of such utility service to the Premises.

14.  LAWS AND REGULATIONS; AMERICANS WITH DISABILITIES ACT.

        Tenant agrees to comply with all applicable laws, ordinances, rules and regulations of any governmental entity or agency having jurisdiction with respect to the use, condition or occupancy of the Premises or the conduct of Tenant's business therein. Tenant agrees to comply with all requirements of both the American With Disabilities Act (Public Law 101-336) and Title

25, Oklahoma Statutes (1991), Sections 1101, et seq., as the same may be amended from time to time (collectively, the "ADA Statutes") applicable to the Premises. Tenant agrees to indemnify and hold Landlord harmless from any and all expenses, liabilities, costs or damages suffered by Landlord as a result of additional obligations which may be imposed on the Project under any of the ADA Statutes, by virtue of Tenant's operations. Tenant acknowledges that Tenant will be wholly responsible for any accommodations or alterations which need to be made to the Premises and/or the Project to accommodate disabled employees, invitees and customers of Tenant. No provision in this Lease should be construed in any manner as permitting, consenting to or authorizing Tenant to violate requirements under any of the ADA Statutes and any provision of the Lease which could arguably be construed as authorizing a violation of any of the ADA Statutes shall be interpreted in a manner which permits compliance with the ADA Statutes, and this Lease is hereby amended to permit such compliance.

15.     PROJECT RULES.

                Tenant will comply with the rules and regulations of the Project adopted and altered by Landlord from time to time for the safety, care or cleanliness of the Premises and the Project, or for preservation of good order therein, and Tenant will cause all of its agents, employees, invitees and visitors to comply with all such rules. All changes to such rules will be sent by Landlord to Tenant in writing. The current rules and regulations are listed in Exhibit "B" attached to this Lease. Landlord shall not have the liability to Tenant for any failure of any other tenants of the Project to comply with such rules and regulations.

16.     ENTRY BY LANDLORD.

                (a) On reasonable prior notice to the Tenant, Landlord may enter the Premises to exhibit the Premises to prospective Tenants during the last twelve (12) months of the Lease Term, and to any prospective purchaser, mortgagee, or assignee of any mortgage on the Project or any interest therein and to others having a legitimate interest at any time during the Lease Term.

                (b) Landlord may enter the Premises at any time in the event of an emergency, and otherwise at reasonable times during Normal Business Hours, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Project or any part of the Project, including the Premises, as may be necessary or desirable for the safety, protection or preservation of the Project or any part thereof, or as may be necessary or desirable in the operation or improvement of the Project, or any part thereof, or in order to comply with all laws, orders and requirements of governmental or other authority.

                (c) Tenant shall not be entitled to any abatement or reduction of Rent or claim for damages for any injury to or interference with Tenant's business, for loss of occupancy or quiet enjoyment or for consequential damages by reason of Landlord's entry of the Premises pursuant to any of the provisions of this paragraph 16.

17.     ASSIGNMENT AND SUBLETTING

                (a) Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein. Any attempted assignment, sublease, transfer or encumberance by Tenant in violation of the terms and covenants of this paragraph shall be void.

                (b) If Tenant requests Landlord's consent to an assignment of this Lease or subletting of all or any part of the Premises, Landlord shall either (i) approve such sublease or assignment (but no approval of any assignment or sublease shall relieve Tenant of any liability hereunder), (ii) negotiate directly with the proposed subtenant or assignee and (in the event Landlord is able to reach agreement with such proposed subtenant or assignee), upon execution of a lease with such proposed subtenant or assignee, terminate this Lease (in part or in whole, as appropriate) upon thirty (30) days' notice, or (iii) if Landlord should fail to notify Tenant in writing of its decision within a thirty (30) day period after Landlord is notified in writing of the proposed assignment or sublease, Landlord shall be deemed to have refused to consent to an assignment or subleasing, and to have elected to keep this Lease in full force and effect.

                (c) Tenant shall not, without the prior written consent of the Landlord, sublet this Lease to the parent or subsidiary of a corporate lessee or assign this Lease in connection with a consolidation, merger, or sale of controlling interest of the Tenant.

                (d) All cash or other proceeds of any assignment, sale or sublease of Tenant's interest in this Lease, whether consented to by Landlord or not, shall be paid to Landlord notwithstanding the fact that such proceeds exceed the Rent called for hereunder, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. This covenant and assignment shall benefit Landlord and its successors in ownership of the Project and shall bind Tenant and Tenant's heirs, executors, adminis-trators, personal representatives, successors and assigns. Any assignee, sublesee or purchaser of Tenant's interest in this Lease (any such assignee, sublesee or purchaser being hereinafter referred to as "Successor"), by assuming Tenant's obligations hereunder shall be deemed to have assumed liability to Landlord for all amounts paid to persons other than Landlord by such Successor in consideration of any such assignment, sale or subletting, in violation of the provisions hereof.

18.     LIENS.

        Tenant will not permit any mechanics', materialmen's, laborers' or other liens to be placed upon the Project or any part thereof, including, without limitation, the Premises and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Project or any part thereof, including, without limitation, the Premises nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanics', materialmen's, laborers' or other liens against the Project or any part thereof, including, without limitation, the Premises. In the event any such lien is attached to the Project or any part thereof, including, without limitation, the Premises, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as Rent.

19.     PROPERTY INSURANCE.

        Landlord shall maintain fire and extended coverage insurance on the Project in such amounts as Landlord may from time to time require; provided, however, Landlord shall have the right to effect any such insurance by means of so called "blanket" or "umbrella" policies of insurance. Any such insurance shall be maintained at the expense of Landlord (the cost to Landlord being included as a part of the Basic Costs), and payments for losses thereunder shall be made solely to Landlord and the mortgages of Landlord as their interests shall appear. Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to paragraph 23 hereof. Tenant shall provide Landlord with current certificates of insurance evidencing Tenant's compliance with this paragraph 19 and paragraph 20. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least thirty (30) days prior to such expiration.

20.     LIABILITY INSURANCE.

        Tenant shall, at its expense, maintain a policy or policies of comprehensive general liability insurance with respect to its activities in the Project, with the premiums thereon fully paid on or before due date, issued by and binding upon an insurance company approved by Landlord, such insurance to afford minimum protection of not less than $3,000,000.00 combined single limit coverage of bodily injury, property damage or combination thereof. Landlord and Landlord's manager of the Project shall be named as additional insureds under Tenant's policy of general liability insurance. Landlord shall not be required to maintain insurance against thefts within the Project or any part thereof, including, without limitation, the Premises. Subject to Landlord's rights to provide "blanket" or "umbrella" policies of insurance as set forth in the first sentence of paragraph 19, Landlord shall maintain liability insurance with respect to the Project in the form of one or more policies, such insurance to afford minimum protection of not less than $3,000,000.00 combined single limit coverage of bodily injury, property damage or combination thereof. The cost to Landlord of any such insurance shall be included as a part of the Basic Costs.

21.     INDEMNITY.

        Landlord shall not be liable to Tenant, or to Tenant's agents, servants, employees, customers, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, or employees, invitees, licensees or any other person entering the Project or any part thereof, including, without limitation, the Premises under the invitation of Tenant or arising out of the use of the Premises by Tenant and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder. Tenant hereby indemnifies and holds Landlord harmless from all liability and claims for any such damage or injury.

22.     WAIVER OF SUBROGATION RIGHTS.

        Except as provided in the next to last sentence of paragraph 23, Landlord and Tenant each hereby waives on behalf of itself and its insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Project or any part thereof, including, without limitation, the Premises, or any personal property of such party therein, by reason of fire, the elements, or any other cause or causes which are insured against the terms of the standard fire and extended coverage insurance policies referred to in paragraph 19 hereof, regardless of whether such insurance is actually maintained and regardless of the cause or origin, including negligence of the other party hereto, its agents, officers, or employees.

23.     CASUALTY DAMAGE.

        If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Project shall be damaged by fire or other casualty such that substantial alteration or reconstruction of the Project shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by a casualty affecting the Project) or in the event any mortgagee of Landlord's should require that the insurance proceeds, or any portion thereof, payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Project or the Premises, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within the later to occur of ninety (90) days after the date of such casualty or ninety (90) days after the date of receipt of Tenant's notice relating to the Premises. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Premises to substantially the same condition in which they were immediately prior to the happening of the casualty (without regard, however, to alterations made by or on behalf of Tenant, without Landlord's prior written consent), except the Landlord's obligation to restore shall not exceed the scope of the work required to be done by Landlord in originally constructing the Premises and installing Building Standard Improvements in the Premises, nor shall Landlord be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord for the Building Standard Improvements in the Premises, nor shall Landlord be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord for the Building Standard Improvements in the Premises as a result of the casualty. When Building Standard Improvements in the Premises have been restored by Landlord (to the extent that insurance proceeds actually received by Landlord are sufficient to complete such work), Tenant shall complete, at its sole cost and expense, the restoration of the Premises, including, without limitation, the reconstruction of all improvements in excess of Building Standard Improvements and the restoration of Tenant's furniture and equipment. Such work to be performed by Tenant shall not result in any type of mechanic's or materialman's lien affecting the Premises, the Project or any portion thereof and shall result in the reconstruction or restoration of said items by Tenant to a condition that is at least equal in quality to the condition of said items existing prior to such damage or destruction. Landlord shall have no liability to Tenant for the Landlord's termination of the Lease in accordance with the provisions hereof, or for any inconvenience or annoyance to Tenant or injury to the business or property of Tenant resulting in any way from the occurrence of a casualty or the repair of any damage or destruction related thereto, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent, as determined by Landlord, during the time and to the extent the Premises are unfit for occupancy; provided, however, such unfitness for occupancy shall not be construed to constitute an actual or constructive eviction. if the Premises or any other portion of the Project be damaged for fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, licensees, or invitees, the Rent hereunder shall not be diminished, and regardless of whether this Lease is terminated, Tenant shall be liable to Landlord for the cost of the repair and restoration of the Premises, all other parts of the Project, and all tenant improvements in the Project resulting therefrom to the extent such cost and expenses exceed the amount of insurance proceeds actually received by Landlord therefor, and Landlord shall retain all other rights and remedies that Landlord may have at law, in equity or pursuant to this Lease. Anything in this Lease to the contrary notwithstanding, if more than fifteen percent (15%) of the Premises are damaged by fire or other casualty or if all or any portion of the Premises is damaged by fire or other casualty during the last year of the term (excluding the period during any renewal term, unless such fire or casualty occurs during a renewal term) of this Lease, then Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within the later to occur of ninety (90) days after the date of such casualty or ninety (90) days after the date of receipt by Landlord of Tenant's notice.

24.     CONDEMNATION.

        If the whole or substantially the whole of the Project or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Project or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Project or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant; in which event this Lease shall terminate as of the date when physical possession of such portion of the Project or Premises is taken by the condemning authority. If the Lease is not so terminated upon any such taking or sale, the Base Rent payable hereunder shall be diminished by an equitable amount, as determined by Landlord, and Landlord shall, to the extent Landlord deems feasible, restore the Project and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Project and installing Building Standard Improvements in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon a taking of the Project or any part thereof shall belong to Landlord, and Tenant shall not be entitled to, and expressly waives all claims to, any such compensation.

25.     DAMAGES FROM CERTAIN CAUSES.

                Landlord shall not be liable to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy injunction, riot vandalism, malicious mischief, earthquake, flood, strike, insurrection, war court order, requisition, or order of governmental body or authority or by any other cause beyond the control of Landlord. Nor shall Landlord be liable for any damage or inconvenience which may arise through repair or alteration of the Project or any part thereof, including, without limitation, the Premises.

26.     EVENTS OF DEFAULT/REMEDIES.

                (a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to comply with any of the terms, provisions or covenants of this Lease or any other agreement between Landlord and Tenant, all of which terms, provisions and covenants shall be deemed material; (ii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant; (iii) Tenant notifies Landlord, at any time prior to the Commencement Date, that Tenant does not intend to take occupancy of the Premises upon the commencement of the Lease Term; Tenant shall fail to promptly move into and take possession of the Premises when the Premises are ready for occupancy or shall cease to do business in or abandon any substantial portion of the Premises; (iv) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; (v) Tenant takes any action or notifies Landlord that Tenant intends to file a petition under any section or chapter of the Bankruptcy Act, as amended from time to time, or under any similar law or statute of the United States or any State thereof; or a petition shall be filed against Tenant under any such statute or Tenant or any creditor of Tenant's notifies Landlord that it knows such a petition will be filed or Tenant notifies Landlord that it expects such a petition to be filed; or (vi) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant.

                (b) Upon the occurrence of any event or events of default by Tenant, whether enumerated in this paragraph or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand for possession whatsoever (and without limiting the generality of the foregoing. Tenant hereby specifically waives notice and demand for payment of Rent or other obligations due and waives any and all other notices or demand requirements imposed by applicable law): (i) terminate this Lease in which case Tenant shall immediately surrender the Premises to Landlord; (ii) terminate Tenant's right to occupy the Premises and reenter and take possession of the Premises (without terminating this Lease); (iii) enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action; and (iv) exercise all other remedies available to Landlord at law or in equity, including without limitation, injunctive relief of all varieties.

                In the event Landlord elects to reenter or take possession of the Premises after Tenant's default, Tenant hereby waives notice of such reentry or repossession and of Landlord's intent to reenter or retake possession. Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, expel or remove Tenant and any other person who may be occupying said Premises or any part thereof. In addition, the provisions of paragraph 29 hereof shall apply with respect to the period from and after the giving of notice of such termination to Tenant. All Landlord's remedies shall be cumulative and not exclusive. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

                (c) This paragraph 26 shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. Tenant and Landlord hereby agree that no action or inaction by Landlord or its agents, servants or employees, except written notice to Tenant as provided herein or judicial proceedings, shall be sufficient to evidence or effect termination of this Lease.

                (d) Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement hereof, whether in the Lease or elsewhere. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction, provided that Tenant shall not have any right to seek or obtain consequential or exemplary damages. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the mortgagees holding mortgages on the Project, or any part thereof or any interest therein, notice and a reasonable time to cure any default by Landlord.

27.  PEACEFUL ENJOYMENT.

        Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Tenant's interest hereunder. Landlord shall be entitled to cause Tenant to relocate from the Premises to another space (a "Relocation Space") within the Project at any time after reasonable written notice of Landlord's election (not in excess of ninety (90) days) is given to Tenant. Any such relocation shall be entirely at the expense of Landlord or the third party replacing Tenant in the Premises. Such a relocation shall not terminate or otherwise affect or modify this Lease except that from and after the date of such relocation, "Premises" shall refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined.

28.  CERTAIN RIGHTS RESERVED TO THE LANDLORD.

        The Landlord reserves the following rights:

        (a) To name the Project, to change the name and/or street address of the Project, to name the Building, and to change the name and street address of the Building at any time, without responsibility to Tenant for any advertising, billboards, printed materials or any other items of expense incurred by Tenant in regard to a prior Project name or a prior Building name or street address.

        (b) To install and maintain a sign on the exterior and interior of the Project.

        (c) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, toilet supplies, shoe shining, vending machines, mobile vending service, catering, and like services used on the Project or any part thereof, including, without limitation, the Premises.

        (d)     To constantly have pass keys to the Premises.

        (e) During the last six (6) months of the Lease Term, to show the Premises to prospective tenants, and at any time to show the Premises to prospective purchasers of the Project and to prospective lenders; provided, however, Landlord will not unnecessarily interfere with Tenant's use of the Premises.

        (f) During the last ninety (90) days of the Lease Term, if during or prior to that time the Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy, without affecting Tenant's obligation to pay Rent for the Premises.

29.  HOLDING OVER.

        (a) In the event Tenant or any of its successors in interest hold over the Premises, or any part thereof, after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to paragraph 26(b)(ii) hereof, then, in addition to Landlord's remedies under paragraph 26, Tenant shall be liable to Landlord for a daily base rent equal to one-thirtieth (1/30) of an amount equal to two (2) times the highest Base Rent payable under this Lease, as adjusted pursuant to paragraph 6(a) hereof. Such holding over shall not be construed to extend the Lease Term.

        (b) In the event Tenant or any of its successors in interest hold over the Premises, or any part thereof, with Landlord's consent, after expiration or other termination of this Lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as a tenancy at will at a daily base rent equal to one-thirtieth (1/30) of an amount equal to two (2) times the highest Base Rent payable under this Lease, as adjusted pursuant to paragraph 6(a) hereof. All other terms, covenants and conditions of this Lease shall continue to be in full force and effect, provided such holding over by Tenant after the expiration of the Lease Term shall not be construed to extend the Lease Term.

        (c) Tenant hereby indemnifies and agrees to hold Landlord harmless against all reasonable attorney's fees, court costs, expenses, damages, or other liabilities, including, without limitation, the cost of defending any claim or action by a third party, resulting from Tenant's continued occupancy of the Premises after the Lease Term.

30.     SUBORDINATION

                Tenant accepts this lease subject and subordinate to any first mortgage, deed of trust or other lien presently existing or hereafter placed upon the Project, or any part thereof or any interest therein, to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such first mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Project, or any part thereof or any interest therein, and Tenant agrees upon demand to execute such further instruments subordinating this lease or attorning to the holder of any such liens as landlord may request. The terms of this Lease are subject to approval by the Landlord's permanent lender(s), and such approval is a condition precedent to Landlord's obligations hereunder. Such lender(s) shall have discretion as to whether or not it shall enter an attornment and nondisturbance agreement with Tenant and as to the form of any such agreement. In the event that Tenant should fail to execute any subordination agreement or other agreement required by this paragraph, promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time, within ten (10) days after request by Landlord, execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under the Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall require.

31.     PARKING.

                Tenant shall have the right, in common with other tenants of the Project and their respective employees, clients, guests and invitees, to use parking spaces located in the Surface Parking Areas. Tenant will also be provided the use of four (4) nonexclusive and nonreserved parking spaces in the Parking Structure. Tenant shall pay rent for three (3) of such spaces at the rate designated by Landlord from time to time, but not less than $45.00 per space per month (plus sales tax) at any time. Tenant shall not be required to pay rent for its fourth parking space in the Parking Structure. All parking on the Surface Parking Areas and in the Parking Structure shall be subject to rules and regulations for the use thereof as may be prescribed by Landlord from time to time, and Landlord reserves the right to assign or reserve such parking spaces as it may elect. Tenant shall not sublease any of its parking spaces or assign any rights thereto. No vehicle in excess of seventy-eight (78) inches in height shall be allowed access to the Parking Structure, and vehicles which are unmoved or abandoned for more than three (3) days will be removed from the Surface Parking Areas and the Parking Structure and impounded at Tenant's expense. Tenant shall be responsible for any damage to the Parking Structure caused by the holder of an access card issued to Tenant. However, neither Landlord nor its manager or any of tis contractors shall be responsible or liable for any loss or damage sustained by Tenant or any holder of an access card issued to Tenant which arises from use of the Surface Parking Areas or the Parking Structure, including, without limitation, any personal injury, property damage or theft. Tenant shall, upon request of Landlord, execute a parking agreement or parking agreements which further detail Tenant's obligations in regard to the above-referenced parking spaces. With respect to access cards to the Parking Structure, Tenant covenants and agrees as follows:

                (a) Landlord will issue to Tenant one (1) access card for each of the nonexclusive and nonreserved parking spaces provided to Tenant under this paragraph.

                (b) Only one vehicle per access card shall have access to the Parking Structure.

                (c) Tenant shall at all times maintain with Landlord a list of access cards held by Tenant, which list shall be in form, scope and substance satisfactory to Landlord, in its sole subjective discretion, and shall identify the individual to whom an access card has been issued, the vehicle used by such individual and the license plate number of such vehicle.

                (d) Tenant shall immediately report to Landlord any lost access card, and Tenant shall pay Landlord's then current charge for a replacement access card, which charge shall not be less than $15.00 per access card at any time.

                (e) In the event of unauthorized or improper use of an access card, as determined by Landlord in its sole judgment, Landlord may, in its sole subjective discretion, (i) withdraw the access card and terminate Tenant's right to use the parking space represented by the access card, all without terminating or otherwise affecting Tenant's responsibilities, obligations and liabilities under the covenants, agreements, terms, conditions and provisions contained in this Lease and (ii) exercise any of Landlord's other rights and remedies against Tenant.

                (f) Each access card shall at all times remain the property of Landlord, and Tenant shall surrender all access cards to Landlord immediately upon termination of this Lease. Notwithstanding termination of this Lease, Tenant shall pay to Landlord for each lost access card Landlord's then current charge for a replacement access card, which charge shall not be less than $15.00 per card at any time.

32.     LANDLORD'S LIEN.

                As security for the performance of the obligations of the Tenant under this Lease, the Tenant hereby grants the Landlord a security interest in all equipment, inventory, fixtures, furniture, and all other property now owned or hereafter acquired by the Tenant which is located in the Premises, and all proceeds and products thereof. The Tenant will not remove any of such personal property from the Premises until all of the Tenant's obligations under this Lease have been satisfied in full. Without excluding any other manner of notice, any requirement for reasonable notice to the Tenant of the Landlord's intention to dispose of any property pursuant to the enforcement of such security interest will be met if such notice is given at least ten (10) days before the time of such disposition. Any sale made pursuant to the enforcement of such security interest will be deemed to have been a public sale conducted in a commercially reasonable manner if held at the Premises after advertisement of the time, place, method of sale and a general description of the property to be sold in a daily newspaper published in Oklahoma County, Oklahoma, for five (5) consecutive days before the date of sale. The Tenant agrees to execute and deliver to the Landlord such financing statements, continuation statements and other instruments which might reasonably be required to perfect, protect or continue the foregoing security interest within ten (10) days after written request therefor.

33.     ATTORNEY'S FEES.

                In the event either party defaults in the performance of any of the terms of this Lease and the other party employs an attorney in connection therewith, the defaulting party agrees to pay prevailing party's reasonable attorney's fees, all court costs and other reasonable expenses.

34.     NO IMPLIED WAIVER.

                The failure to insist at any time upon the strict performance of any covenant or agreement herein, or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or other Rent due under this Lease shall be deemed to be other than on account of the earliest such Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided or referenced in this Lease.

35.     PERSONAL LIABILITY.

                The liability of the Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Project and Tenant agrees to look solely to Landlord's interest in the Project for recovery of any judgment from the Landlord, it being intended that the Landlord shall not be personally liable for any judgment or deficiency.

36.     SECURITY DEPOSIT.

                Intentionally deleted.

37.     SPRINKLERS.

                If there now is or shall be installed in the Project a "sprinkler system," and such a system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of the Tenant, Tenant's agents, servants, employees, licensees or visitors, the Tenant shall immediately notify Landlord in writing, and, within a reasonable period after Landlord's receipt of such notice, Landlord shall have the sprinkler system restored at Tenant's expense, which Tenant shall forthwith pay upon receipt of invoices; and if the Board of Fire Underwriters of Fire Insurance Exchange or any bureau, department or official of the state or city government, require or recommend that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied by reason of the Tenant's business, or the location of partitions, trade fixtures, or other contents, of the Premises, or for any other reason, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange, or by any fire insurance company, Landlord shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler head or other equipment.

38.     WASTE MANAGEMENT.

                Without limiting its obligations under paragraph 15 (and the rules and regulations attached to this Lease as Exhibit "B"), Tenant covenants and agrees to comply with all laws, rules, regulations and guidelines now or hereafter made applicable to the Premises respecting the disposal of waste, trash, garbage and other matter (liquid or solid), generated by Tenant, the disposal of which is not otherwise the express obligation of Landlord under this Lease (it is expressly understood that the provision of janitorial services by Landlord is not an express obligation of Landlord under this Lease for the purpose of this paragraph 38), including, but not limited to, laws, rules, regulations and guidelines respecting recycling and other forms of reclamation (all of which are herein collectively referred to as "Waste Management Requirements"). Tenant covenants and agrees to comply with Waste Management Requirements applicable to Landlord (i) as owner of the Premises and
(ii) in performing Landlord's obligations under this Lease, if any. Tenant further covenants and agrees to comply with all rules and regulations established by Landlord to enable Landlord from time to time to avail itself of the lowest rate available for the disposal of waste, trash, garbage and other matter (liquid or solid), generated by Tenant. Tenant covenants and agrees to indemnify, defend, protect and hold Landlord harmless (in accordance with paragraph 21) from and against all liability (including costs, expenses and attorney fees) that Landlord may sustain by reason of Tenant's breach of its obligations under this paragraph 38. Tenant's obligations under this paragraph 38 shall survive the termination of this Lease.

39.     WAIVER OF BENEFITS.

                Tenant waives the benefits of all existing and future rent control legislation and statutes and any similar governmental rules and regulations, whether in time of war or not, to the extent permitted by law.

40.     MISCELLANEOUS TAXES.

                Tenant shall pay prior to delinquency all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, if nonpayment thereof shall give rise to a lien on any part of the Project, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes, as determined by Landlord, within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's fixtures, furnishings, equipment or personal property.

41.     NOTICE.

                Any notice provided for or required in this Lease must, unless otherwise expressly provided in this Lease, be in writing, and may, unless otherwise expressly provided in this Lease, be given or served by depositing the same in the United States mail, postpaid, certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to an officer of such party, or by prepaid telegram, when appropriate, addressed to the party to be notified at the address set forth below or such other address, notice of which has been given to the other party. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited.

        Landlord:       Prime Financial Corporation
                        16 South Pennsylvania
                        Oklahoma City, OK 73107
                        Attn: Mr. Robert A. Corff

        With copies to: Trammell Crow MW, Inc.
                        1601 N.W. Expressway, Suite 1200
                        Oklahoma City, OK 73118
                        Attn: Mr. Al Branch

        Tenant:         Western Country Clubs, Inc.
                        1601 N.W. Expressway, Suite 1610
                        Oklahoma City, Oklahoma 73118

42.     SEVERABILITY.

                If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law notwithstanding the invalidity of any other term or provision hereof.

43.     RECORDATION.

                Tenant agrees not to record this Lease or any Memorandum hereof.

44.     GOVERNING LAW.

                This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Oklahoma.

45.     FORCE MAJEURE.

                Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

46.     TIME OF PERFORMANCE.

                Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

47.     TRANSFERS BY LANDLORD.

                Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Project or any part thereof, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

48.     BROKERAGE COMMISSIONS.

                Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the Broker, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this paragraph shall survive the termination of this Lease.

49.     EFFECT OF DELIVERY OF THIS LEASE.

                Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

50.     BINDING EFFECT.

                This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

51.     EXHIBITS.

                The following exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes:

                Exhibit "A"     Description of the Land
                Exhibit "B"     Rules and Regulations
                Exhibit "C"     Floor Plan Showing Premises
                Exhibit "D"     Building Standard Improvements

52.     INTEGRATED AGREEMENT.

                This Lease contains and constitutes the entire agreement between Landlord and Tenant and supersedes all prior agreements and understandings between the parties to this Lease relating to the subject matter of this Lease. There are no agreements, understandings, restrictions, warranties, representations or inducements between the parties to this Lease relating to the subject matter hereof, other than those set forth in this Lease.

                IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

                "Landlord":             PRIME FINANCIAL CORPORATION,
                                        an Oklahoma corporation

                                        By /s/ ROBERT A. CORFF
                                           --------------------------------
                                           Printed Name: Robert A. Corff
                                                             Vice President


                "Tenant":               WESTERN COUNTRY CLUBS, INC.,
                                        a Colorado corporation

                                        By /s/ JAMES E. BLACKETER
                                           --------------------------------
                                           Printed Name: James E. Blacketer
                                                            _____ President


STATE OF OKLAHOMA       )
                        )   ss.
COUNTY OF OKLAHOMA      )

                This instrument was acknowledged before me on February 25, 1997, by Robert A. Corff, as Vice President of Prime Financial Corporation, an Oklahoma corporation.

                                        /s/ VIRGINIA A. GRILLEY
                                        ----------------------------------
                                        Notary Public

My Commission Expires:

----------------------
(SEAL)



STATE OF OKLAHOMA       )
                        )   ss.
COUNTY OF OKLAHOMA      )

                This instrument was acknowledged before me on February 20, 1997, by James E. Blacketer, as ____ President of Western Country Clubs, Inc., a Colorado corporation.

                                        /s/ PRISCILLA RICE
                                        ----------------------------------
                                        Notary Public

My Commission Expires:

     [ILLEGIBLE]
----------------------
(SEAL)

                                  EXHIBIT "A"

                      Attached to and Made a Part of that
                     Certain Lease Agreement by and between
                          Prime Financial Corporation,
                                As Landlord, and
                          Western Country Clubs, Inc.,
                                   As Tenant,
                         Dated __________________, 1997


                              Description of Land

A part of the S/2 of Section 8, Township 12 North, Range 3 West, I.M., Oklahoma County, Oklahoma, more particularly described as follows: Commencing at the Southeast corner of the SW/4 of Section 8, Township 12 North, Range 3 West, I.M., Oklahoma County, Oklahoma, thence North along the East line of said Southwest Quarter (SW/4) a distance of 50 feet to the point or place of beginning; thence South 89 degrees 41'15" West and parallel to the South line of the SW/4 of said Section 8, a distance of 83.57 feet; thence South 00 degrees 18'42" East a distance of 17.0 feet; thence South 89 degrees 41'15" West and parallel to the South line of said SW/4 a distance of 353.5 feet; thence North 45 degrees 00'00" West a distance of 35.35 feet to the Easterly right-of-way line of Highway I-240; thence due North along said right-of-way a distance of 276.81 feet to a point on the Southeasterly right-of-way of said Highway I-240; thence Northeasterly on a curve to the right with a tangent bearing North 53 degrees 08'52" East and having a radius of 1666.95 feet along said Southeasterly right-of-way of Highway I-240, a distance of 892 feet; thence South 38 degrees 35'45" West a distance of 374.06 feet; thence South 00 degrees 09'15" East a distance of 312.90 feet; thence South 89 degrees 50'45" West and parallel to the South line of the SE/4 of said Section, a distance of
124.57 feet to the point of place of beginning.

                                   EXHIBIT B
                      Attached to and Made a Part of that
                     Certain Lease Agreement by and between
                          Prime Financial Corporation,
                                As Landlord, and
                          Western Country Clubs, Inc.,
                                   As Tenant,
                             Dated___________, 1997


        1. Access. The entrances, lobbies, passages, corridors, elevators, stairways and other Common Areas will not be encumbered or obstructed by any tenant or its agents, employees or invitees or be used for any purpose other than for access to the Premises. The Tenant will not permit persons to visit the Premises in such numbers or under such conditions as to unreasonably interfere with the use of the Common Areas by other tenants. The Landlord reserves the right to regulate the use of the common Areas of the Project by the Tenant, its agents, employees and invitees and by persons making deliveries to the Tenant (including, without limitation, the right to designate hours for deliveries, Project entrances and elevators for such use), but such regulations shall be consistent with the other terms of the Lease. No showcases or other articles will be placed in the Common Areas without the prior written consent of the Landlord.

        2. Project Hours. Business hours for the Project will be 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday. The Landlord reserves the right to exclude from the Project during nonbusiness hours all persons not authorized in writing, by pass or otherwise to have access to the Project and the Premises. Each Tenant will be responsible for all persons authorized by such Tenant to have access to the Project and will be liable to the Landlord for all acts of such persons while in the Project. The Landlord may require all persons given access to the Project during nonbusiness hours to sign a register on entering and leaving the Project. Any person whose presence in the Project at any time might adversely affect, in the judgment of the Landlord, the safety, character, reputation or interests of the Project or its Tenant may be denied access to the Project or may be ejected therefrom. During the continuance of any public disturbance, the Landlord may prevent all access to the Project. The Landlord may require any person leaving any area of the Project with any package or other object to exhibit a pass from the Tenant authorizing such removal. The failure to establish or enforce any of the foregoing requirements will not impose any liability on the Landlord to any Tenant for the removal of any property from the Project or otherwise. The Landlord will not be liable to any Tenant or other person for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Project.

        3.      Care.   The Tenant will not mark, paint, drill into or in any
way deface any part of the Premises or the Project. No boring, cutting or stringing of wires will be permitted except with the prior written consent of the Landlord and as the Landlord might direct. The Tenant will not install any tile or other similar floor covering without the prior written consent of the Landlord.

        4. Dangerous Substances. No Tenant or its agents, employees or invitees will at any time bring or keep on the Premises any flammable, combustible or explosive fluid, chemical or substance. No acids, vapors or other damaging materials will be discharged into the waste lines, vents or flues of the Project.

        5. Windows. No awnings or other projections will be attached to the outside walls of the Project. No curtains, blinds, shades, screens or covering other than those approved by the Landlord will be attached to, hung in, or used in connection with any window or door of the Premises without the prior written consent of the Landlord. Such coverings will be of a quality, type, design and color approved by the Landlord and attached in the manner approved by the Landlord. If Landlord has installed, or hereafter installs, any shades, blinds or curtains in the Premises, Tenant shall not remove them without the prior written consent of Landlord. The windows, doors and vents which admit light and air into the Common Areas of the Project will not be obstructed by the Tenant, and no bottles, parcels, plants or other articles will be placed on any window sills.

        6. Equipment. Without first obtaining the Landlord's written permission, the Tenant will not install, attach or bring into the Project any machinery or equipment, other than Tenant's equipment currently used in Tenant's existing office space and other normal office equipment, or any instrument, duct, refrigerator, air conditioner, heater, water cooler or other appliance requiring the use of gas, electric current or water. The Tenant agrees to limit the use of electric current to the capacity of existing feeders, risers and wiring installation. All additional electrical wiring will be done by or supervised by the Landlord, and the Tenant will bear the expense of any additional installation. Any breach of the foregoing will authorize the Landlord to enter the Premises, remove what the Tenant has installed and charge the cost of such removal and any damage that may be sustained thereby to the Tenant. Nothing contained in this Paragraph 6 shall limit Landlord's obligations to provide adequate utilities and Leasehold Improvements as set forth in the Lease.

        7. Exterminators. From time to time on the request of the Landlord, the Tenant, at the Tenant's expense, will cause the Premises to be exterminated to the satisfaction of and by exterminators approved by the Landlord.

        8. Food. The Tenant will not, without the Landlord's prior written approval, permit any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to the Tenant's employees or to others or cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises. The Tenant will not, without the Landlord's prior written approval, install or permit the installation or use of any food, beverage, cigarette, cigar or stamp dispensing machine, or permit the delivery of any food or beverages to the Premises except by such persons as are approved by the Landlord. No food or beverages will be carried in the Common Areas or elevators except in closed containers.

        9. Locks. The Landlord will provide all locks in the Premises, and no additional locks or bolts of any kind will be placed on any door or window by the Tenant, nor will any changes be made in existing locks or the mechanism thereof without the prior written consent of the Landlord. A reasonable number of keys to such locks will be furnished by the Landlord to each Tenant, and the Tenant will not permit any duplicate keys to be made by any person other than the Landlord. The Tenant will, on the termination of its Lease, restore to the Landlord all keys furnished to the Tenant, and in the event of the loss of any keys so furnished, the Tenant will pay the Landlord the cost thereof.

        10. Maintenance. The Tenant will promptly notify the Landlord of any accident which occurs and any defect or maintenance required on the Premises. The requests of Tenant will be attended to only on application to the Landlord's office, and the Landlord's employees will not perform any work unless under instructions from the Landlord's office.

        11. Moving. All movement of safes, freight, furniture or bulky items of any description will be performed by persons approved by the Landlord under the supervision of the Landlord during the hours and according to such routes and methods as the Landlord designates from time to time. Each Tenant will notify the Landlord prior to the delivery of any such items, and the Landlord will approve the weight and position of safes and other heavy items, which will in all cases stand on weight distribution devices approved by the Landlord. The Landlord reserves the right to inspect all freight to be brought into the Project and to exclude from the Project all freight which violates any of these Rules and Regulations or the Tenant's Lease. All damages done to the Project by the movement or positioning of any property of a Tenant, will be repaired at the expense of such Tenant, and the Landlord will not be liable for the acts of any person engaged in or any damage or loss of any property or person resulting from any act in connection with such movement or positioning.

        12. Noise. The Tenant will not make or permit to be made any unseemly or disturbing noises or disturb or interfere with other Tenants of the Project.

        13. Plumbing The water closets and other plumbing fixtures will not be used for any purpose other than that for which they were constructed and no improper substances will be thrown therein. All damages resulting from the misuse of any plumbing fixture by the Tenant, its agents, employees or invitees will be borne by Tenant.

        14. Prohibited __________________ Project will be used for manufacturing or for lodging, sleeping or any immoral or illegal purpose. No space other than space so designated by the Landlord will be used for the storage of merchandise or for the sale of merchandise, goods or property, and no auction sales will be conducted by the Tenant without the prior written consent of the Landlord. The Tenant will not occupy or permit any portion of the Premises to be occupied for any purpose or in any manner which is contrary to any zoning, building code or other law or regulation governing the Project.

        15. Services. Unless expressly permitted by the Landlord, no person will be employed by any Tenant to perform janitorial or maintenance services on the Premises. Each tenant and its agents, employees and invitees will cooperate with the Landlord in keeping the Project neat and clean. The Tenant will not throw or sweep anything into the Common Areas of the Project.

        16. Signs. One Project directory will be furnished in the main lobby of the Project at the expense of the Landlord, and the Landlord will determine the number of listings therein for each Tenant. No sign, advertisement, notice or other lettering will be exhibited, inscribed, painted or affixed by the Tenant on any window or other part of the Premises or the Project without the prior written consent of the Landlord. In the event of the violation of the foregoing by the Tenant, the Landlord may remove the same without any liability and may charge the expense incurred in such removal to the Tenant. All markings on the doors in the Premises will be inscribed, painted or affixed for the Tenant by the Landlord or by personnel approved by the Landlord, at the expense of the Tenant, and will be of a size, color, style and location acceptable to the Landlord. The Landlord will have the right to prohibit any advertising by any Tenant which, in the Landlord's opinion, tends to impair the reputation of the Project or its desirability as an office building; on written notice from the Landlord, the Tenant will refrain from or discontinue such advertising. The Tenant will not use the name of the Project or the Landlord in any advertising without the express written consent of the Landlord.

        17. Vendors. Canvassing, soliciting and peddling in the Project are prohibited, and the Tenant will cooperate with the Landlord to prevent the same.

        18. Non-smoking Policy. Smoking is not permitted in any of the Common Areas of the Project. Ash urns are located at the entrances to the Building for the purposes of extinguishing all smoking material upon entering the Building.

        19. Vehicles. No bicycles, vehicles or animals of any kind will be brought into the Project or kept in the Premises. Only hand trucks equipped with rubber tires and side guards will be used in the Project by the Tenant or its agents, employees or invitees.

        20. Modification. The Landlord reserves the right to rescind any of the foregoing regulations and to make such other and further regulations as in the Landlord's judgment are needed from time to time for the safety, protection, care and cleanliness of the Project, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees, and invitees. Such additional regulations will be binding on the Tenant when written notice thereof is given to the Tenant by the Landlord.

        21. Conflicts. In the event any provision of these Rules and Regulations or any modifications hereto, conflicts or is inconsistent with the terms and provisions of the Lease, the terms and provisions of the Lease shall control.

                                  EXHIBIT "C"

                      Attached to and Made a Part of that
                     Certain Lease Agreement by and between
                          Prime Financial Corporation,
                                As Landlord, and
                          Western Country Clubs, Inc.,
                                   As Tenant,
                        Dated ____________________, 1997


                          FLOOR PLAN SHOWING PREMISES





                             [Floorplan of Office]






                                                    16th Floor
                                                    --------------------------
                                                    Full Floor RSF:     13,040
                                                    Total Tenant RSF:   12,251
                                                    Total Corridor RSF:    789


                                                                     The Tower
Trammell Crow Company                                          Sixteenth Floor
                                                     1601 Northwest Expressway
                                                       Oklahoma City, Oklahoma

                                  EXHIBIT "D"

                      Attached to and Made a Part of that
                     Certain Lease Agreement by and between
                          Prime Financial Corporation,
                                As Landlord, and
                          Western Country Clubs, Inc.,
                                   as Tenant,
                         Dated _________________, 1997


                         BUILDING STANDARD IMPROVEMENTS

1. Building Grade ceiling grid and fluorescent fixtures in their present location and Building Grade ceiling tiles as installed.

2. Sprinkler system in its present location, with Building Grade sprinkler heads as installed.

3. Building Grade variable air volume boxes, flexible ducts, damper assemblies, diffusers and thermostats in their present locations.